Exhibit 99.1 - Press Release

Guinness Exploration Partner Raises US$5.3 million to Fund Exploration Program at Charlotte Project In Yukon, Canada

Auckland, New Zealand – (PR NEWSWIRE) – May 3, 2011 – Guinness Exploration Inc. (Over-The-Counter Bulletin Board: GNXP) (‘Guinness’) announced today its partner Ansell Capital Corp (TSXV: ACP) (‘Ansell’) has successfully raised Cdn$5,582,000 (US$5,297,318) to fund exploration work at the Charlotte Project located in the Whitehorse Mining District of the Yukon Territory.

This funding initiative fulfills a key term of the definitive Ansell Agreement executed on March 4, 2011 by Guinness, Eagle Trail Properties Inc., Ansell and two private individuals and provides sufficient capital for the first stage of development at the Charlotte Project.

Guinness’ CEO Alastair Brown commented: “We’re very pleased with the work our partner Ansell Capital has done to raise funds to further explore the Charlotte Project. Based on assays from last year’s exploration program we believe the Charlotte Project may hold significant potential gold reserves and warrants a substantive exploration program. This round of funds will support the next stage of development which is expected to include further drilling and trenching this summer, once ground conditions allow.”

About Guinness Exploration
Guinness Exploration Inc. trades on the OTC-BB under the symbol GNXP. The Company was incorporated in Nevada in 2006 and incorporated its subsidiary Nantawa Resources Inc. in Yukon, Canada in 2009. In November, 2009 Guinness entered an agreement to acquire mineral claims for the Mount Nansen and the Tawa gold and silver exploration properties (collectively the ‘Nantawa Project’) in the Yukon and is now developing an exploration program. The Nantawa Project is situated in the prolific Tintina Gold Belt, a 1,200 km long area extending from northern British Columbia, through the Yukon Territory and into southwest Alaska. The Tintina Gold Belt includes such world-class, multi-million ounce gold deposits as Pogo, Fort Knox, True North, and Donlin Creek. The Nantawa Project claims consist of 128 full or fractional claims with a total area of 2,336.14 square hectares located in the South Central part of the Yukon, 180 km Northwest of Whitehorse and 60 km west of the Village of Carmacks. For more information on the Charlotte Project please see www.ansellcapital.com and www.guinnessexploration.com.

CAUTIONARY STATEMENT ON FORWARD-LOOKING INFORMATION

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain information contained in this press release, including any information as to our strategy, plans or future financial or operating performance and other statements that express management's expectations or estimates of future performance, constitute "forward-looking statements.” All statements, other than statements of historical fact, are forward-looking statements. The words "believe," "expect," "will," "anticipate," "contemplate," "target," "plan," "continue,” "budget," "may," "intend," "estimate," “project” and similar expressions identify forward-looking statements. In this press release, the expressions: “Based on assays from last year’s exploration program we believe the Charlotte Project may hold significant potential gold reserves...’ and “This round of funds will support the next stage of development, which is expected to include further drilling and trenching once ground conditions allow this summer,” are forward-looking statements. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in the forward-looking statements, including, but not limited to, certain delays beyond the company's control with respect to mining operations, changes in the worldwide price of gold, silver, or certain other commodities; legislative, political or economic developments in the jurisdictions in which the Company carries on business; operating or technical difficulties in connection with mining or development activities; employee relations; contests over title to properties; and the risks involved in the exploration, development and mining business. The Company disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required by applicable law.

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